Exhibit 24.1

POWER OF ATTORNEY

FOR FORM S-3

We, the undersigned officers and directors of Danaher Corporation hereby severally constitute and appoint Jonathan P. Graham and James F. O’Reilly, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Executed on the dates indicated below:

By: /s/ Steven M. Rales	By: /s/ Walter G. Lohr, Jr.
Name: Steven M. Rales	Name: Walter G. Lohr, Jr.
Date: April 13, 2012	Date: April 13, 2012

By: /s/ Mitchell P. Rales	By: /s/ John T. Schwieters
Name: Mitchell P. Rales	Name: John T. Schwieters
Date: April 2, 2012	Date: April 2, 2012

By: /s/ Mortimer M. Caplin	By: /s/ Alan G. Spoon
Name: Mortimer M. Caplin	Name: Alan G. Spoon
Date: April 2, 2012	Date: April 2, 2012

By: /s/ H. Lawrence Culp, Jr.	By: /s/ Linda P. Hefner
Name: H. Lawrence Culp, Jr.	Name: Linda P. Hefner
Date: April 15, 2012	Date: April 13, 2012

By: /s/ Donald J. Ehrlich	By: /s/ Elias A. Zerhouni, M.D.
Name: Donald J. Ehrlich	Name: Elias A. Zerhouni, M.D.
Date: March 30, 2012	Date: April 6, 2012

By: /s/ Teri List-Stoll	By: /s/ Daniel L. Comas
Name: Teri List-Stoll	Name: Daniel L. Comas
Date: April 2, 2012	Date: May 2, 2012

By: /s/ Robert S. Lutz
Name: Robert S. Lutz
Date: May 2, 2012